As filed with the Securities and Exchange Commission on February 27, 2001

                                                Registration No. 333-52150
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                       San Diego Gas & Electric Company
            (Exact name of registrant as specified in its charter)

                                ---------------

                    California                                         95-1184800
         (State or other jurisdiction of                            (I.R.S. Employer
          incorporation or organization)                            Identification)

                            8326 Century Park Court
                          San Diego, California 92123
                                (619) 696-2000
(Name, address, including zip code, and telephone number, including area code, of each registrant's principal executive offices)

                                ---------------
                                  Copies to:
                                Steven D. Davis
                       San Diego Gas & Electric Company
                    Vice President and Corporate Secretary
                            8326 Century Park Court
                          San Diego, California 92123
                                (619) 696-2000
                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the registration statement becomes effective, as determined by market and other conditions.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                     CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                          Proposed maximum
 Title of each class of securities      Amount to be     aggregate offering      Amount of
        to be registered(1)          registered(1)(2)(3)    price(3)(4)     Registration Fee(5)
-----------------------------------------------------------------------------------------------
 Senior Unsecured Debt Securi-
  ties...........................
 First Mortgage Bonds............
-----------------------------------------------------------------------------------------------
 Total...........................       $800,000,000        $800,000,000         $211,200
-----------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------

(1) An indeterminate principal amount or number of senior unsecured debt securities and first mortgage bonds with an aggregate offering price not to exceed $800,000,000.

(2) In United States dollars or the equivalent thereof in any other currency, composite currency or currency unit as shall result in an aggregate initial offering price for all debt securities of $800,000,000.

(3) This amount represents the principal amount of any debt securities issued at their stated principal amount and the issue price of any debt securities issued at a discount from the stated principal amount.

(4) Estimated solely for the purpose of calculating the registration fee, which is calculated in accordance with Rule 457(o) of the rules and regulations under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the proposed maximum offering price per unit or the proposed maximum aggregate offering price.

(5) This amount was previously paid with the initial filing of this registration statement.

                                ---------------

  The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this preliminary prospectus is not complete and may be + +changed. We may not sell these securities until the registration statement +
+filed with the Securities and Exchange Commission is effective. This          +
+preliminary prospectus is not an offer to sell these securities and it is not + +soliciting an offer to buy these securities in any state where the offer or +
+sale is not permitted.                                                        +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

              SUBJECT TO COMPLETION, DATED FEBRUARY 27, 2001

PRELIMINARY PROSPECTUS

                                  $800,000,000

                        SAN DIEGO GAS & ELECTRIC COMPANY

                     Senior Unsecured Debt Securities

                           First Mortgage Bonds

  We may offer and sell senior unsecured debt securities (the "senior debt securities") and first mortgage bonds (the "bonds") from time to time in one or more offerings. The senior debt securities and the bonds are collectively referred to herein as the "debt securities." This prospectus provides you with a general description of the debt securities we may offer.

  Each time we sell debt securities we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the debt securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and the accompanying prospectus supplement before you invest in any of our debt securities.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

            The date of this prospectus is              , 2001

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----
About This Prospectus......................................................   1
Forward-Looking Statements.................................................   2
Where You Can Find More Information........................................   3
San Diego Gas & Electric Company...........................................   4
Use of Proceeds............................................................   4
Ratio of Earnings to Fixed Charges.........................................   4
Description of Debt Securities.............................................   5
Description of Unsecured Senior Debt Securities............................   5
Description of First Mortgage Bonds........................................  14
Global Securities..........................................................  22
Independent Accountants....................................................  24
Legal Matters..............................................................  24
Plan of Distribution.......................................................  25

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a "shelf" registration statement that we filed with the United States Securities and Exchange Commission, or the "SEC." By using a shelf registration statement, we may sell up to $800,000,000 offering price of any combination of the debt securities described in this prospectus from time to time and in one or more offerings. This prospectus only provides you with a general description of the debt securities that we may offer. Each time we sell debt securities, we will provide a supplement to this prospectus that contains specific information about the terms of the debt securities. The supplement may also add, update or change information contained in this prospectus. Before purchasing any securities, you should carefully read both this prospectus and the accompanying prospectus supplement, together with the additional information described under the heading "Where You Can Find More Information."

   You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the debt securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the accompanying prospectus supplement is accurate as of the date on their respective covers. Our business, financial condition, results of operations and prospects may have changed since that date.

                           FORWARD-LOOKING STATEMENTS

   This prospectus, any accompanying prospectus supplement and the documents they incorporate by reference may contain statements that are not historical fact and constitute "forward-looking statements." When we use words like "believes," "expects," "anticipates," "intends," "plans," "estimates," "may," "should" or similar expressions, or when we discuss our strategy or plans, we are making forward-looking statements. Forward-looking statements are not guarantees of performance. They involve risks, uncertainties and assumptions. Our future results may differ materially from those expressed in these forward-looking statements. These statements are necessarily based upon various assumptions involving judgments with respect to the future and other risks, including, among others:

  . national, international, regional and local economic, competitive, technological, political, legislative and regulatory conditions and developments;

  . capital market conditions, inflation rates, exchange rates and interest rates;

  . energy markets, including the timing and extent of changes in commodity prices;

  .  weather conditions;

  .  business, regulatory and legal decisions;

  .  deregulation of retail natural gas and electricity delivery;

  .  the timing and success of business development efforts; and

  . other uncertainties, all of which are difficult to predict and many of which are beyond our control.

   You are cautioned not to rely unduly on any forward-looking statements. These risks and uncertainties are discussed in more detail under "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual Report on Form 10-K for the year ended December 31, 1999, our Quarterly Reports on Form 10-Q for the three-month periods ended March 31, 2000, June 30, 2000 and September 30, 2000, and other documents on file with the SEC. You may obtain copies of these documents as described under "Where You Can Find More Information" in this prospectus.

                      WHERE YOU CAN FIND MORE INFORMATION

Available Information

   We file reports, proxy statements and other information with the SEC. You can inspect and copy information we file with the SEC at the Public Reference Room maintained by the SEC and at the Regional Offices of the SEC as follows:

   Public Reference Room   New York Regional Office   Chicago Regional Office
   450 Fifth Street, N.W.    7 World Trade Center         Citicorp Center
         Room 1024                Suite 1300          500 West Madison Street
   Washington, D.C. 20549  New York, New York 10048          Suite 1400
                                                    Chicago, Illinois 60661-2551

   You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Further information on the operation of the SEC's Public Reference Room in Washington, D.C. can be obtained by calling the SEC at 1-800-SEC-0330.

   The SEC also maintains a web site that contains reports, proxy statements and other information about issuers, such as us, who file electronically with the SEC. The address of that site is http://www.sec.gov.

   Certain of our securities are listed on the American Stock Exchange (AMEX:
SDO.A, SDO.B, SDO.C and SDO.H), and you may inspect reports, proxy statements and other information concerning us at the offices of the American Stock Exchange at 86 Trinity Place, New York, New York 10006-1817.

   This prospectus is part of a registration statement that we filed with the SEC. The full registration statement may be obtained from the SEC or from us, as indicated below. Forms of the indentures and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus about these documents are summaries. You should refer to the actual documents for a more complete description of the relevant matters.

Incorporation by Reference

   The rules of the SEC allow us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. This prospectus incorporates by reference the documents set forth below that have been previously filed with the SEC. These documents contain important information about us.

      SEC Filings (File No. 1-14201)                    Period
      ------------------------------                    ------
   Annual Report on Form 10-K.......... Year ended December 31, 1999
   Quarterly Reports on Form 10-Q...... Three-month periods ended March 31,
                                         2000, June 30, 2000 and September 30,
                                         2000
   Current Report on Form 8-K.......... Filed December 5, 2000
   Registration Statement on Form 8-A.. Filed June 5, 1998

   We are also incorporating by reference all additional documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, between the date of this prospectus and the termination of the offering of securities described in this prospectus.

   We will provide without charge to each person to whom a copy of this prospectus has been delivered a copy of any and all of these filings. You may request a copy of these filings by writing or telephoning us at:

       San Diego Gas & Electric Company
       8326 Century Park Court
       San Diego, California 92123
       Attention: Corporate Secretary
       Telephone: (619) 696-2034

                        SAN DIEGO GAS & ELECTRIC COMPANY

   We are a regulated electric and natural gas distribution utility providing electric service to 3 million California customers through 1.2 million electric meters in San Diego and southern Orange counties and natural gas service through 740,000 natural gas meters to San Diego County. Our service area encompasses 4,100 square miles covering two counties and 25 cities. We are a subsidiary of Sempra Energy, a California-based Fortune 500 energy services company.

   For additional information concerning us, you should refer to the information described under the caption "Where You Can Find More Information" in this prospectus.

   Our offices are located at 8326 Century Park Court, San Diego, California 92123 and our telephone number is (619) 696-2000. Our web site is www.sdge.com. This reference to our web site is not an active hyperlink and the information found on our web site does not constitute a part of this prospectus. The terms "we," "our" and "us" are used in this document for purposes of convenience and are intended to refer to San Diego Gas & Electric Company and/or its subsidiaries, either individually or collectively, as the context may require.

                                USE OF PROCEEDS

   Unless stated otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of the offered securities for capital investment, repayment of maturing indebtedness and for general corporate purposes, including working capital.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The following table sets forth the ratio of our earnings to fixed charges for each of the five years in the five-year period ended December 31, 1999 and for each of the nine-month periods ended September 30, 1999 and 2000:

                                                      Nine Months
                                                         Ended
                                  December 31,       September 30,
                            ------------------------ -------------
                            1995 1996 1997 1998 1999  1999   2000
                            ---- ---- ---- ---- ---- ------ ------
   Ratio of Earnings to
    Fixed Charges.......... 3.92 4.54 5.00 3.36 3.15   3.49   2.98

                      DESCRIPTION OF DEBT SECURITIES

   The following is a general description of the terms and provisions of the debt securities we may offer and sell by this prospectus. These summaries are not meant to be a complete description of each debt security. This prospectus and any prospectus supplement will contain the material terms and conditions for each debt security. A prospectus supplement may add, update or change the terms and conditions of the debt securities as described in this prospectus. For more information about the debt securities offered by us, please refer to:

  . the indenture between us and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of senior debt securities by us (the "senior indenture"); and

  . the mortgage and deed of trust between us and U.S. Bank Trust National Association, as trustee, relating to the issuance of each series of first mortgage bonds by us, as amended by a Second Supplemental Indenture dated as of March 1, 1948, by a Ninth Supplemental Indenture dated as of August 1, 1968, by a Tenth Supplemental Indenture dated as of December 1, 1968, by a Sixteenth Supplemental Indenture dated as of August 28, 1978 and by a Thirtieth Supplemental Indenture dated as of September 28, 1983 (collectively, the "bond indenture").

Forms of these documents are scheduled as exhibits to the registration statement. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended, and may be supplemented or amended from time to time following their execution.

              DESCRIPTION OF UNSECURED SENIOR DEBT SECURITIES

   Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the senior debt securities we may offer and sell by this prospectus. In this section, references to "indenture" mean the senior indenture.

   The senior debt securities will be governed by the senior indenture. The indenture gives us broad authority to set the particular terms of each series of senior debt securities, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of senior debt securities and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in a prospectus supplement relating to such series of senior debt securities.

   The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the senior debt securities or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in the prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of senior debt securities described in the applicable prospectus supplement.

General

   We may issue an unlimited amount of senior debt securities under the indenture in one or more series. We are not required to issue all senior debt securities of one series at the same time and, unless otherwise provided in a prospectus supplement, we may reopen a series, without the consent of the holders of the senior debt securities of that series, for issuances of additional senior debt securities of that series. The senior debt securities will be our unsecured obligations.

   Prior to the issuance of each series of senior debt securities, the terms of the particular securities will be specified in either a supplemental indenture, including any pricing supplement, and a board resolution or in one or more officers' certificates pursuant to a supplemental indenture or a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of senior debt securities:

  .  the title of the senior debt securities;

  .  any limit upon the principal amount of the senior debt securities;

  . the date or dates on which principal will be payable or how to determine the dates;

  . the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates" and any record dates for the interest payable on the interest payment dates;

  . any obligation or option we have to redeem, purchase or repay senior debt securities, or any option of the registered holder to require to redeem or repurchase senior debt securities, and the terms and conditions upon which the senior debt securities will be redeemed, purchased or repaid;

  . the denominations in which the senior debt securities will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

  . whether the senior debt securities are to be issued in whole or in part in the form of one or more global debt securities and, if so, the identity of the depositary for the global debt securities; and

  . any other terms of the senior debt securities that may be different from those described below.

(See Section 301.)

Ranking

   The senior debt securities will be our unsecured and unsubordinated obligations. The indebtedness represented by the senior debt securities will rank equally with all our other unsecured and unsubordinated debt. The senior debt securities are our obligations exclusively, and are not the obligations of our subsidiaries or our parent. As of December 31, 2000 we had outstanding $675,000,000 of first mortgage bonds. Although the senior debt securities will be our senior unsubordinated obligations, the outstanding first mortgage bonds will have a claim to the assets securing the first mortgage bonds prior to any claim by holders of the senior debt securities.

Payment of Senior Debt Securities--Interest

   We will pay interest on the senior debt securities on each interest payment date by check mailed to the person in whose name the senior debt securities are registered as of the close of business on the regular record date relating to the interest payment date.

   However, if we default in paying interest on a senior debt security, we will pay defaulted interest in either of the two following ways:

  . We will first propose to the trustee a payment date for the defaulted interest. Next, the trustee will choose a special record date for determining which registered holders are entitled to the payment. The special record date will be between 10 and 15 days before the proposed payment date. Finally, we will pay the defaulted interest on the payment date to the registered holder of the senior debt securities as of the close of business on the special record date.

  . Alternatively, we can propose to the trustee any other lawful manner of payment that is consistent with the requirements of any securities exchange on which the senior debt securities are listed for trading. If the trustee thinks the proposal is practicable, payment will be made as proposed.

(See Section 307.)

Payment of Senior Debt Securities--Principal

   We will pay principal of and any premium on the senior debt securities at stated maturity, upon redemption or otherwise, upon presentation of the senior debt securities at the office of the trustee, as paying agent. Any other paying agent initially designated for the senior debt securities of a particular series will be named in the applicable prospectus supplement. In our discretion, we may appoint one or more additional paying agents and security registrars and designate one or more additional places for payment and for registration of transfer, but must at all times maintain a place of payment of the debt securities and a place for registration of transfer of the senior debt securities in the Borough of Manhattan, the City of New York, New York. (See
Section 1002.)

   If any interest payment date, redemption date or the maturity date of the senior debt securities is not a business day at any place of payment, then payment of the principal, premium, if any, and interest may be made on the next business day at that place of payment. In that case, no interest will accrue on the amount payable for the period from and after the applicable interest payment date, redemption date or maturity date, as the case may be.

Form; Transfers; Exchanges

   The senior debt securities will be issued

  .  only in fully registered form;

  .  without interest coupons; and

  .  in denominations that are even multiples of $1,000.

   You may have your senior debt securities divided into senior debt securities of smaller denominations, of at least $1,000, or combined into senior debt securities of larger denominations, as long as the total principal amount is not changed. This is called an "exchange." (See Section 302.)

   You may exchange or transfer senior debt securities at the office of the trustee. The trustee acts as our agent for registering senior debt securities in the names of holders and transferring senior debt securities. We may appoint another agent or act as our own agent for this purpose. The entity performing the role of maintaining the list of registered holders is called the "security registrar." It will also perform transfers. (See Section 305.)

   In our discretion, we may change the place for registration of transfer of the senior debt securities and may remove and/or appoint one or more additional security registrars. (See Sections 305 and 1002.)

   Except as otherwise provided in a prospectus supplement, there will be no service charge for any transfer or exchange of the senior debt securities, but you may be required to pay a sum sufficient to cover any tax or other governmental charge payable by us in connection with the transfer or exchange. We may block the transfer or exchange of (a) senior debt securities during a period of 15 days prior to giving any notice of redemption or (b) any senior debt security selected for redemption in whole or in part, except the unredeemed portion of any senior debt security being redeemed in part. (See
Section 305.)

Optional Redemption

   All or a portion of the senior debt securities may be redeemed at our option at any time or from time to time. The redemption price for the senior debt securities to be redeemed on any redemption date will be equal to the greater of the following amounts:

  . 100% of the principal amount of the senior debt securities being redeemed on the redemption date; or

  . the sum of the present values of the remaining scheduled payments of principal and interest on the senior debt securities being redeemed on that redemption date (not including any portion of any payments of accrued and unpaid interest to the redemption date) discounted to the redemption date on a semiannual basis at the Adjusted Treasury Rate (as defined below) plus a number of basis points as set forth in any accompanying prospectus supplement, as determined by the Reference Treasury Dealer (as defined below), plus, in each case, accrued and unpaid interest thereon to the redemption date. Notwithstanding the foregoing, installments of interest on the senior debt securities that are due and payable on interest payment dates falling on or prior to a redemption date will be payable on the interest payment date to the registered holders as of the close of business on the relevant record date according to the senior debt securities and the indenture. The redemption price will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

   We will mail notice of any redemption at least 30 days but not more than 60 days before the redemption date to each registered holder of the senior debt securities to be redeemed. Once notice of redemption is mailed, the senior debt securities called for redemption will become due and payable on the redemption date and at the applicable redemption price, plus accrued and unpaid interest to the redemption date. If we elect to redeem all or a portion of the senior debt securities, that redemption will not be conditional upon receipt by the paying agent or the trustee of monies sufficient to pay the redemption price. (See Section 1104.)

   Senior debt securities will cease to bear interest on the redemption date. We will pay the redemption price and any accrued interest once you surrender the senior debt security for redemption. (See Section 1105.) If only part of a senior debt security is redeemed, the trustee will deliver to you a new senior debt security of the same series for the remaining portion without charge. (See
Section 1106.)

   Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the senior debt securities or portions thereof called for redemption.

   "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

   "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the senior debt securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such senior debt securities.

   "Comparable Treasury Price" means, with respect to any redemption date, (A) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (B) if the trustee receives fewer than three such Reference Treasury Dealer Quotations, the average of all such Quotations, or (C) if the trustee receives only one Reference Treasury Dealer Quotation is received, such Quotation.

   "Reference Treasury Dealer" means (A) the underwriters referenced in the applicable prospectus supplement, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we will substitute therefor another Primary Treasury Dealer; and (B) any other Primary Treasury Dealer(s) selected by the trustee after consultation with us.

   "Reference Treasury Dealer Quotation" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by such Reference Treasury Dealer at 5:00 p.m. (New York City time) on the third business day preceding such redemption date.

Events of Default

   An "event of default" occurs with respect to the senior debt securities of any series if:

  . we do not pay any interest on any senior debt securities of the applicable series within 30 days of the due date;

  . we do not pay any principal of or premium on any senior debt securities of the applicable series on the due date;

  . we remain in breach of a covenant or warranty (excluding covenants and warranties solely applicable to another series of debt securities issued under the indenture) in the indenture or the senior debt securities of the applicable series for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice must be sent by either the trustee or registered holders of at least 25% of the principal amount of the outstanding senior debt securities of the affected series;

  . default occurs under any bond, note, debenture or other instrument evidencing any indebtedness for money borrowed by us, excluding our subsidiaries (including a default with respect to any other series of senior debt securities issued under the indenture), or under any mortgage, indenture or other instrument under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by us, or the payment of which is guaranteed by us, excluding our subsidiaries, whether such indebtedness or guarantee exists on the date of the indenture or is issued or entered into following the date of the indenture, if:

    (A) either:

      . such default results from the failure to pay any such indebtedness when due; or

      . as a result of such default the maturity of such indebtedness has been accelerated prior to its expressed maturity; and

    (B) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay any such indebtedness when due or the maturity of which has been so accelerated, aggregates at least $25 million;

  . we file for bankruptcy or other specified events in bankruptcy, insolvency, receivership or reorganization occur; or

  . any other event of default specified in the prospectus supplement for such series occurs.

(See Section 501.)

   No event of default with respect to a series of senior debt securities necessarily constitutes an event of default with respect to the senior debt securities of any other series issued under the indenture.

Remedies

 Acceleration

   If an event of default occurs and is continuing with respect to any series of senior debt securities, then either the trustee or the registered holders of at least 25% in principal amount of the outstanding senior debt securities of that series may declare the principal amount of all of the senior debt securities of that series, together with accrued and unpaid interest thereon, to be due and payable immediately. (See Section 502.)

 Rescission of Acceleration

   After the declaration of acceleration has been made with respect to any series of senior debt securities and before the trustee has obtained a judgment or decree for payment of the money due, the declaration and its consequences will be rescinded and annulled, if:

  (a) we pay or deposit with the trustee a sum sufficient to pay:

    . all overdue interest on the senior debt securities of that series, other than interest which has become due by declaration of acceleration;

    . the principal of and any premium on the senior debt securities of that series which have become due, otherwise than by the declaration of acceleration, and overdue interest on these amounts;

    . interest on overdue interest, other than interest which has become due by declaration of acceleration, on the senior debt securities of that series to the extent lawful; and

    .  all amounts due to the trustee under the indenture; and

  (b) all events of default with respect to the senior debt securities of that series, other than the nonpayment of the principal and interest which has become due solely by the declaration of acceleration, have been cured or waived as provided in the indenture.

(See Section 502.)

   For more information as to waiver of defaults, see "Waiver of Default and of Compliance" below.

 Control by Registered Holders; Limitations

   If an event of default with respect to the senior debt securities of any series occurs and is continuing, the registered holders of a majority in principal amount of the outstanding senior debt securities of that series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series that may also be in default, will have the right to direct the time, method and place of:

  . conducting any proceeding for any remedy available to the trustee with respect to the senior debt securities of that series; and

  . exercising any trust or power conferred on the trustee with respect to the senior debt securities of that series.

   These rights of registered holders to give directions are subject to the following limitations:

  . the registered holders' directions do not conflict with any law or the indenture; and

  . the direction is not unduly prejudicial to the rights of holders of the senior debt securities of that series who do not join in that action.

   The trustee may also take any other action it deems proper which is consistent with the registered holders' direction. (See Sections 512 and 603.)

   In addition, the indenture provides that no registered holder of senior debt securities of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

  . that registered holder has previously given the trustee written notice of a continuing event of default;

  . the registered holders of at least 25% in aggregate principal amount of the outstanding senior debt securities of that series have made written request to the trustee to institute proceedings in respect of that event of default and have offered the trustee reasonable indemnity against costs and liabilities incurred in complying with the request; and

  . for 60 days after receipt of the notice, the trustee has failed to institute a proceeding and no direction inconsistent with the request has been given to the trustee during the 60-day period by the registered holders of a majority in aggregate principal amount of outstanding senior debt securities of that series.

Furthermore, no registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of senior debt securities. (See Section 507.)

   However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See
Section 508.)

Notice of Default

   The trustee is required to give the registered holders of senior debt securities of the affected series notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived; except that in the case of an event of default of the character specified above in the third bullet under the caption "Events of Default," no notice shall be given to such registered holders until at least 30 days after the occurrence of the default. The Trust Indenture Act currently permits the trustee to withhold notices of default (except for certain payment defaults) if the trustee in good faith determines the withholding of the notice to be in the interests of the registered holders. (See Section 1602.)

   We will furnish the trustee with an annual statement as to our compliance with the conditions and covenants in the indenture.

Waiver of Default and of Compliance

   The registered holders of a majority in aggregate principal amount of the outstanding senior debt securities of any series, voting as a single class, without regard to the holders of outstanding senior debt securities of any other series, may waive, on behalf of all registered holders of the senior debt securities of that series, any past default under the indenture, except a default in the payment of principal, premium or interest, or with respect to compliance with certain provisions of the indenture that cannot be amended without the consent of the registered holder of each outstanding senior debt security of that series. (See Section 513.)

   Compliance with certain covenants in the indenture or otherwise provided with respect to senior debt securities of any series may be waived by the registered holders of a majority in aggregate principal amount of the senior debt securities of that series. (See Section 1006.)

Consolidation, Merger and Conveyance of Assets as an Entirety; No Financial Covenants

   We have agreed not to consolidate or merge with or into any other entity, or to sell, transfer, lease or otherwise convey any of our property and assets as an entirety or substantially as an entirety to any entity, unless:

  . we are the continuing entity (in the case of a merger) or the successor entity formed by such consolidation or into which we are merged or which acquires by sale, transfer, lease or other conveyance our property and assets, as an entirety or substantially as an entirety, is a corporation organized and existing under the laws of the United States of America or any state thereof or the District of Columbia, and expressly assumes, by supplemental indenture, the due and punctual payment of the principal, premium and interest on all the senior debt securities and the performance of all of the covenants under the indenture; and

  . immediately after giving effect to the transaction, no event of default, and no event which after notice or lapse of time or both would become an event of default, has or will have occurred and be continuing.

   The indenture does not contain any financial or other similar restrictive covenants.

(See Section 801.)

Modification of Indenture

   Without Registered Holder Consent. Without the consent of any registered holders of senior debt securities, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  .  to evidence the succession of another entity to us; or

  . to add one or more covenants for the benefit of the holders of all or any series of senior debt securities or to surrender any right or power conferred upon us; or

  . to add any additional events of default for all or any series of senior debt securities; or

  . to change or eliminate any provision of the indenture so long as the change or elimination does not apply to any senior debt securities entitled to the benefit of such provision or to add any new provision to the indenture, in addition to the provisions which may otherwise be added to the indenture pursuant to the other clauses of this paragraph, so long as the addition does not apply to any outstanding senior debt securities; or

  .  to provide security for the senior debt securities of any series; or

  . to establish the form or terms of senior debt securities of any series, as permitted by the indenture; or

  . to evidence and provide for the acceptance of appointment of a separate or successor trustee; or

  . to cure any ambiguity, defect or inconsistency or to make any other changes with respect to any series of senior debt securities that do not adversely affect the interests of the holders of senior debt securities of that series in any material respect.

(See Section 901.)

   With Registered Holder Consent. Subject to the following sentence, we and the trustee may, with some exceptions, amend or modify the indenture with the consent of the registered holders of at least a majority in aggregate principal amount of the senior debt securities of each series affected by the amendment or modification. However, no amendment or modification may, without the consent of the registered holder of each outstanding senior debt security affected thereby:

  . change the stated maturity of the principal or interest on any senior debt security or reduce the principal amount, interest or premium payable or change any place of payment where or the currency in which any senior debt security is payable, or impair the right to bring suit to enforce any payment;

  . reduce the percentages of registered holders whose consent is required for any supplemental indenture or waiver; or

  . modify certain of the provisions in the indenture relating to supplemental indentures and waivers of certain covenants and past defaults.

   A supplemental indenture which changes or eliminates any provision of the indenture expressly included solely for the benefit of holders of senior debt securities of one or more particular series will be deemed not to affect the interests under the indenture of the holders of senior debt securities of any other series.

(See Section 902.)

Defeasance

   The indenture provides, unless the terms of the particular series of senior debt securities provide otherwise, that we may, upon satisfying several conditions, be discharged from our obligations, with some exceptions, with respect to any series of senior debt securities, which we refer to as "defeasance."

   One condition we must satisfy is the irrevocable deposit with the trustee, in trust, of money and/or government obligations which, through the scheduled payment of principal and interest on those obligations, would provide sufficient funds to pay the principal of and any premium and interest on those senior debt securities on the maturity dates of the payments or upon redemption.

   In addition, we will be required to deliver an opinion of counsel to the effect that a holder of senior debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance and will be subject to federal income tax on the same amounts, at the same times and in the same manner as if that defeasance had not occurred. The opinion of counsel must be based upon a ruling of the Internal Revenue Service or a change in law after the date of the indenture.

(See Article XIII.)

Satisfaction and Discharge

   The indenture will cease to be of further effect with respect to any series of senior debt securities, and we will be deemed to have satisfied and discharged all of our obligations under the indenture, except as noted below, when:

  . all outstanding senior debt securities of such series have become due or will become due within one year at their stated maturity or on a redemption date; and

  . we deposit with the trustee, in trust, funds that are sufficient to pay and discharge all remaining indebtedness on the outstanding senior debt securities of such series.

   We will remain obligated to pay all other amounts due under the indenture and to perform certain ministerial tasks as described in the indenture.

(See Section 401.)

Resignation and Removal of the Trustee; Deemed Resignation

   The trustee with respect to any series of senior debt securities may resign at any time by giving us written notice. The trustee may also be removed with respect to the senior debt securities of any series by act of the registered holders of a majority in principal amount of the then outstanding senior debt securities of such series. No resignation or removal of the trustee and no appointment of a successor trustee will become effective until the acceptance of appointment by a successor trustee in accordance with the requirements of the indenture. Under certain circumstances, we may appoint a successor trustee with respect to such series and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Section 610.)

Miscellaneous Provisions

   The indenture provides that certain senior debt securities, including those for which payment or redemption money has been deposited or set aside in trust as described under the caption "Satisfaction and Discharge" above, will not be deemed to be "outstanding" in determining whether the registered holders of the requisite principal amount of the outstanding senior debt securities have given or taken any demand, direction, consent or other action under the indenture as of any date, or are present at a meeting of registered holders for quorum purposes. (See Section 101.)

   We will be entitled to set any day as a record date for the purpose of determining the registered holders of outstanding senior debt securities of any series entitled to give or take any demand, direction, consent or other action under the indenture, in the manner and subject to the limitations provided in the indenture. In certain circumstances, the trustee also will be entitled to set a record date for action by registered holders of any series. If a record date is set for any action to be taken by registered holders of particular senior debt securities, the action may be taken only by persons who are registered holders of the respective senior debt securities on the record date. (See Section 104.)

Governing Law

   The indenture and the related senior debt securities will be governed by and construed in accordance with the laws of the State of New York. (See Section 112.)

                    DESCRIPTION OF FIRST MORTGAGE BONDS

   Unless indicated differently in a prospectus supplement, the following is a general description of the terms and provisions of the bonds we may offer and sell by this prospectus. In this section, references to "indenture" mean the bond indenture.

   The bonds will be governed by the indenture. The indenture gives us broad authority to set the particular terms of each series of bonds, including the right to modify certain of the terms contained in the indenture. The particular terms of a series of bonds and the extent, if any, to which the particular terms of the issue modify the terms of the indenture will be described in any accompanying prospectus supplement relating to such series of bonds.

   The indenture contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the bonds or the indenture. This summary is subject to and qualified in its entirety by reference to all the provisions of the indenture, including definitions of terms used in the indenture. We also include references in parentheses to particular sections of the indenture. Whenever we refer to particular sections or defined terms of the indenture in this prospectus or in a prospectus supplement, these sections or defined terms are incorporated by reference into this prospectus or in a prospectus supplement. This summary also is subject to and qualified by reference to the description of the terms of a particular series of bonds described in the applicable prospectus supplement.

General

   We may issue an unlimited amount of bonds under the indenture in one or more series. The bonds will be issued in denominations of $1,000 and integral multiples of $1,000 and only in either definitive form as registered bonds or in book-entry form. Bonds issued in definitive form will be payable, exchangeable for bonds of other authorized denominations and transferable at the office of the trustee in the Borough of Manhattan, City of New York, New York.

   Prior to the issuance of each series of bonds, the terms of the particular series of bonds will be specified in a supplemental indenture (including any pricing supplement) and a board resolution. We refer you to the applicable prospectus supplement for a description of the following terms of each series of bonds:

 .  the title of the bonds;

 .  any limit upon the principal amount of the bonds;

 . the date or dates on which principal will be payable or how to determine the dates;

 . the rate or rates or method of determination of interest; the date from which interest will accrue; the dates on which interest will be payable, which we refer to as the "interest payment dates" and any record dates for the interest payable on the interest payment dates;

 . any obligation or option we have to redeem, purchase or repay bonds, or any option of the registered holder to require to redeem or repurchase bonds, and the terms and conditions upon which the bonds will be redeemed, purchased or repaid;

 . the denominations in which the bonds will be issuable, if other than denominations of $1,000 and any integral multiple thereof;

 . whether the bonds are to be issued in whole or in part in the form of one or more global securities and, if so, the identity of the depositary for the global securities; and

 . any other terms of the bonds that may be different from those described below.

Security for the Bonds

   The bonds will be secured by the indenture constituting a valid first lien upon all property and franchises owned by us (except as stated in the following paragraph). All of the bonds issued under the indenture will be secured on a pro rata basis, subject only to permitted liens, non-callable liens, if any, the lien of the trustee for its expenses and advances, and to the provisions relating to any sinking or similar fund for the benefit of any bonds of a particular series.

   The following are not subject to the lien contained in the indenture:

  . gas, electric energy and steam produced, purchased or otherwise acquired;

  .  contracts, choses-in-action and securities;

  . merchandise and appliances acquired for sale or lease and contracts for the sale of merchandise and appliances;

  .  motor vehicles;

  .  timber on land owned by us;

  .  minerals and mineral rights in land owned by us;

  . oil, coal or gas, or related rights, in land owned by us or gas wells or oil wells or related equipment or coal mines or related equipment;

  .  fuel held for consumption;

  .  receivables;

  .  cash; and

  .  the last day of the term of any leasehold estates.

Subject to such limitations and exceptions, all property acquired by us after the date of the indenture will be further security as described in the indenture. (See Granting Clause of the indenture.)

   As of December 31, 2000, the net book value of the property subject to a first lien of the indenture was in excess of $2.6 billion.

Ranking

   The bonds will be our secured and unsubordinated obligations and will rank on a parity in right of payment with all of our other secured and unsubordinated indebtedness. The bonds are our obligations exclusively, and are not the obligations of any of our subsidiaries. We presently have outstanding $600 million of first mortgage bonds.

Payment of Bonds--Principal and Interest

   We will pay principal of the bonds at stated maturity, upon redemption or otherwise, upon presentation of the bonds at the office of the trustee, as our paying agent. So long as the bonds are in book-entry form, we will make payments on the bonds to DTC or its nominee, as the registered owner of the bonds, by wire transfer of immediately available funds. If bonds are issued in definitive certificated form under the limited circumstances described under the caption "Book-Entry, Delivery and Form," we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the applicable payment date by the persons entitled to payment.

Form; Transfers; Exchanges

   The bonds initially will be issued in book-entry form and represented by one or more global securities deposited with, or on behalf of, The Depository Trust Company, as depositary, and registered in the name of Cede & Co., its nominee. This means that you will not be entitled to receive a certificate for the bonds that your purchase except under the limited circumstances described below under the caption "Book-Entry, Delivery and Form." If any of the bonds are issued in certificated form they will be issued only in fully registered form without coupons, in denominations of $1,000 and integral multiples of $1,000.

   So long as the bonds are in book-entry form, you will receive payments and may transfer bonds only through the facilities of DTC and its direct and indirect participants as described below under the caption "Book-Entry, Delivery and Form." We will maintain an office or agency in the Borough of Manhattan, The City of New York where notices and demands in respect of the bonds and the indenture may be delivered to us and where certificated bonds including the bonds may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be an office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

   The bonds may be divided into bonds of smaller denominations, of at least $1,000 multiples, or combined into bonds of larger denominations, so long as the total principal amount is not changed. The bonds may also contain provisions permitting the exchange or interchange of bonds from registered bonds to coupon bonds or coupon bonds to registered bonds. (See Section 10 of Article II.) You may exchange or transfer bonds at the office of the trustee. (See Section 11 of Article II.)

Optional Redemption

   In the event of a sale, release, the taking by eminent domain, or the purchase by public authority of the property constituting or including all or substantially all of our electric distribution system in the City of San Diego, we may use the proceeds from the sale or disposition only for the redemption, at our option, of all or a portion of the bonds outstanding under the indenture at a redemption price of par plus accrued and unpaid interest to the date of redemption. The bonds designated to be redeemed will be prorated, in amount, as between the bonds of all series then outstanding under the indenture in proportion to the respective total principal amounts of the bonds of each series outstanding under the indenture and will be redeemed at the redemption price specified for each respective series upon its issuance. (See Section 13 of Article XI.)

   In addition, in the event that the proceeds from the sale or disposition of property securing the bonds outstanding under the indenture held by the trustee exceeds $50,000 for at least two years, then we may direct the trustee to apply the proceeds, at our option, for redemption, in whole or in part, of one or more series of the bonds. To the extent that we use the proceeds from the sale of collateral to redeem bonds, we may limit the redemption to one or more series of the outstanding bonds but we are not required to use the proceeds to redeem all of the outstanding bonds on a pro rata basis. (See Section 11 of Article XI.)

   We will mail notice of any redemption at least 30 days, or such other number of days as shall be fixed by the terms of the bonds to be redeemed, but not more than 60 days, before the redemption date to each holder of registered bonds to be redeemed. We may rescind our notice of redemption within five days prior to the redemption date if we notify the trustee in writing, publish such notice in a required newspaper and mail notice of our rescission to each registered holder to whom notice of redemption was mailed. Unless otherwise rescinded, once we give notice of our intent to redeem, we will, prior to the redemption date, deposit with the trustee a sum of money sufficient to redeem such bonds. (See Section 2 of Article X.)

   Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the bonds or portions thereof called for redemption. (See Section 6 of Article X.)

Maintenance Fund

   We will pay to the trustee annually on May 1, as a maintenance fund, an amount equal to 15% of "Gross Operating Revenues" (as defined below) for the preceding calendar year, less, at our option, credits for the following:

  (a) maintenance,

  (b) retirement of bonds,

  (c) "Amounts of Available Permanent Additions" (as defined below), and

  (d) 15% of that portion of Gross Operating Revenues attributable to rate increases granted to us since July 1, 1973 to offset increases in our cost of fuel for electric generation and natural gas.

Withdrawals from the maintenance fund may be made on the basis of retirements of bonds and Amounts of Available Permanent Additions (as defined below). (See
Article IX.)

   "Gross Operating Revenues" means and includes all revenues derived or accrued from the operation of physical properties which we own or operate.

   "Amounts of Available Permanent Additions" means the "cost" (as defined below) or Fair Value (as defined below), whichever is less, of all property subject to the indenture after deducting the "Amount of Net Property Retirements" (as defined below), if any, computed not more than ninety (90) days preceding the authentication and delivery of bonds or the withdrawal of cash applied for in the accompanying application; provided that the Amount of Net Property Retirements so deducted in any such certificate shall correspondingly reduce the Amount of Net Property Retirements deductible in any succeeding such certificate.

   "Cost" means the amounts paid, expended or incurred by us for "permanent additions" (as defined in the indenture) and added to our capital account, including the principal amount of any monetary obligations incurred by us, or subject to which such permanent additions are acquired, in connection with the acquisition and construction thereof. (See Section 7 of Article I.)

   "Fair Value" means the fair and reasonable value to us on such date.

   "Amount of Net Property Retirements" means the amount, if any, by which the aggregate amount of all property no longer subject to the indenture ("retired property") exceeds the sum of all amounts received for such retired property from insurance proceeds, condemnation proceeds or other consideration for the purchase, exchange or other disposition of the retired property. (See Section 4 of Article I.)

Issuance of Additional Bonds

   Additional bonds secured by the indenture may be issued on the basis of:

  (a) 60% of the lesser of Cost or Fair Value of the amount of Available Permanent Additions, after making the required deductions on account of the amount of net property retirements (See Article V.);

  (b) retired bonds not otherwise used under the indenture (See Article VI.);
      and

  (c) the deposit of an equal amount of cash with the trustee that may be withdrawn for an Amount of Available Permanent Additions equal to 166 2/3% of the cash or for the retirement of any bonds. (See Article VII.)

   Additional bonds which may be issued may vary from any existing bonds as to maturity, interest rate, redemption prices, sinking fund and in certain other respects. (See Article II.)

Events of Default

   A "completed default" occurs with respect to the bonds of any series under the indenture if:

  . we do not pay any principal on any bonds of the applicable series on the due date;

  . we do not pay any interest on any bonds of the applicable series within 30 days of the due date;

  . a court holds that we are bankrupt or enters an order approving a petition seeking our reorganization, unless such judgment or order is vacated within 30 days;

  . a receiver of all or substantially all of our property is appointed, unless such appointment is vacated within 90 days;

  . we file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, consent to the appointment of a receiver or file a petition or answer seeking reorganization or a petition to take advantage of any insolvency act; or

  . we remain in breach of a covenant or warranty, excluding covenants and warranties solely applicable to another series of bonds issued under the indenture, contained in the indenture or any outstanding bond for 60 days after we receive a written notice of default stating we are in breach and requiring remedy of the breach; the notice of which must be sent to us by either the trustee or registered holders of at least 15% of the principal amount of the outstanding bonds.

(See Section 1 of Article XII.)

Remedies

 Acceleration

   If a completed default occurs and is continuing, then the trustee may, and upon the written request of the holders of at least a majority in principal amount of the bonds outstanding under the indenture shall, by notice in writing to us, declare the principal amount of all of the bonds outstanding under the indenture, together with accrued and unpaid interest thereon, to be immediately due and payable. (See Section 1 of Article XII.)

 Rescission of Acceleration

   After the declaration of acceleration has been made with respect to all bonds outstanding under the indenture, but before the sale of any mortgaged and pledged property, the declaration of acceleration can be rescinded by written notice to us and the trustee from the holders of a majority in principal amount of the bonds outstanding under the indenture, if:

  (1) we pay or deposit with the trustee a sum sufficient to pay:

    .  all overdue installments of interest on the bonds;

    . the principal of and any premium on the bonds which have become due, other than by the declaration of acceleration, and overdue interest on these amounts;

    . interest on overdue installments of interest on the bonds at a rate of six percent (6%) per annum; and

    . all amounts due to the trustee under the indenture including all reasonable charges, expenses and liabilities of the trustee, and its agents and counsel; and

  (2) all completed defaults with respect to the bonds have been remedied. (See Section 1 of Article XII.)

 Remedies with Respect to Mortgaged Property

   To the extent permitted by law, upon the occurrence of one or more completed defaults, the trustee, upon demand to us, may take actual possession of and enter, hold, operate and manage all of the mortgaged property. The trustee will receive the rents, income, issues and profits from the mortgaged property and will pay the costs and expenses of taking, holding, operating and managing the mortgaged property, including reasonable compensation to the trustee and its agents and counsel, taxes, assessments and expenses for any repairs, alterations and improvements. The remainder of the amount received by the trustee will be applied as follows:

  . if none of the principal of the bonds has become due, to the payment of the interest in default, with interest on the overdue installments at the rate of six percent (6%) per annum; or

  . if the principal on any of the bonds shall have become due, to the payment of the interest in default, with interest on the overdue installments at the rate of six percent (6%) per annum and then to the payment of the principal of all bonds then due. (See Section 2 of Article XII.)

   Upon the occurrence of one or more completed defaults, the trustee may sell the mortgaged property in its entirety or in such parcels as the holders of a majority in principal amount of the bonds outstanding under the indenture request in writing, or absent such request, as the trustee may determine, at public auction in San Diego, California, or such other place as may be required by law or by court order. (See Section 2 of Article XII.)

   Upon the occurrence of a default by us in the performance of any of the covenants or conditions of the indenture, the trustee will have the right and power to take appropriate judicial proceedings for the enforcement of its rights and the rights of the bondholders. It will be the trustee's obligation to take action, either by instituting judicial proceedings or by the exercise of its power with respect to entry or sale as it may determine upon being requested to do so by the holders of a majority in principal amount of the bonds outstanding under the indenture that are affected by the default. (See
Section 4 of Article XII.)

 Control by Registered Holders; Limitations

   The registered holders of a majority in principal amount of the bonds outstanding under the indenture, by written notice to the trustee, will have the right to reasonably direct the method and place of conducting any proceeding for any remedy available to the trustee with respect to all outstanding bonds. (See Section 5 of Article XII.)

   In addition, the indenture provides that no holder of bonds will have any right to institute any suit, action or proceeding, at law or in equity, with respect to the indenture or for the appointment of a receiver or for any other remedy under the indenture unless:

  . the holder has previously given the trustee written notice of a continuing default;

  . the holders of at least 25% in aggregate principal amount of the outstanding bonds, or the bonds then outstanding primarily affected by such default, have so requested the trustee in writing and afforded it reasonable opportunity to exercise its powers under the indenture; and

  . the holders have offered the trustee reasonable security satisfactory to the trustee and indemnity against costs and liabilities incurred in complying with the request.

No registered holder will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other registered holders of bonds. However, each registered holder has an absolute and unconditional right to receive payment when due and to bring a suit to enforce that right. (See Section 15 of Article XII.)

Notice of Default

   The trustee is required to give the bondholders notice of any default under the indenture to the extent required by the Trust Indenture Act, unless the default has been cured or waived, within 90 days after the occurrence of a default known to the trustee within such period, within 40 days after the trustee learns of a default; provided however that, except in the case of default in the payment of principal or interest of any bonds, or in the payment of any maintenance fund installment, the trustee may withhold notice of default if and so long as the board of directors, the executive committee of the board of directors, or a trust committee of directors or responsible officers of the trustee in good faith determine that the withholding of notice is in the interest of the bondholders. (See Section 8 of Article XV.)

Consolidation, Merger and Conveyance of Assets as an Entirety, No Financial Covenants

   Nothing in the indenture prevents us from consolidating or merging with or into any corporation or any conveyance, transfer or lease of all of our mortgaged and pledged property as an entirety to any corporation, provided that:

  . the terms of the transaction fully preserve and do not impair the lien on the mortgaged and pledged property securing the bonds, or the efficiency or security of the indenture, or any of the rights or powers of the trustee or the holders of the bonds outstanding under the indenture;

  . upon any such consolidation, merger, conveyance or transfer, or upon any such lease where the term of such lease extends beyond the maturity date of any series of bonds, the due and punctual payment of the principal and interest of all the bonds and the performance of all of our covenants and conditions of the indenture shall be assumed by the corporation formed by such consolidation or which acquired the mortgaged property as an entirety, or by the lessee under any such lease; and

  . any lease or transfer shall be subject to immediate termination at any time during the continuance of a completed default.

(See Section 1 Article XIV.)

   Except as described under the caption "--Maintenance Fund," the indenture does not contain any financial or other similar restrictive covenants.

Modification of the Indenture

   With our consent, the provisions of the indenture may be changed by the affirmative vote or consent of the holders of 66 2/3% in principal amount of the bonds then outstanding. However, the maturity of any bonds may not be extended, the interest rate may not be reduced and the terms of payment of principal or interest may not be changed without the consent of the holder of the applicable bond. (See Section 6 of Article XVII.)

Satisfaction and Discharge

   The lien on our property securing the bonds will be cancelled and discharged when the bonds have been paid or when we deposit with the trustee sufficient amounts to repay the outstanding principal and interest and irrevocably instruct the trustee to repay the bonds. (See Article XVI.)

Release Provisions

   In the absence of a completed default, we may, free from the lien of the indenture and at any time without any release by the trustee, sell obsolete equipment, materials and supplies for not less than the Fair Value thereof, provided they are replaced by other equipment, materials and supplies of equivalent or greater value, and real property worth less than $2,000 if the proceeds are deposited with the trustee. In the absence of a completed default, we may also surrender, modify or change any franchise or governmental consent or permit, so long as we may still conduct our business in the same territory for the same time or until we determine that the conduct of such business is no longer desirable. (See Section 2 of Article XI.)

   The indenture also contains provisions for the release of property by the trustee (i) in the absence of a completed default upon a sale or exchange, and
(ii) for property taken by eminent domain, provided that the proceeds of any sale, exchange or taking by eminent domain are deposited with the trustee. (See Sections 3 and 6 of Article XI.)

Evidence of Compliance

   The indenture provides that we will furnish to the trustee treasurer's certificates, engineers' certificates and, in certain cases, independent engineers' certificates and independent accountants' certificates in connection with the authentication of any bonds, the release or release and substitution of property and certain other matters, and opinions of counsel as to the lien of the indenture and certain other matters. (See Articles IV, V, VI, VII, IX and XI.)

Resignation and Removal of the Trustee

   The trustee may resign at any time by giving at least 30 days written notice to us and by publishing the notice in a daily newspaper of general circulation in San Diego, California and in the Borough of Manhattan, City of New York, New York. The trustee may also be removed by act of the registered holders of a majority in principal amount of the then outstanding bonds. Under certain circumstances, we may appoint a successor trustee, and if the successor trustee accepts, the trustee will be deemed to have resigned. (See Sections 19 and 20 of Article XV.)

                             GLOBAL SECURITIES

   The debt securities initially will be issued in book-entry form and represented by one or more global notes or global securities (collectively, "global securities"). The global securities will be deposited with, or on behalf of, The Depository Trust Company ("DTC"), New York, New York, as depositary, and registered in the name of Cede & Co., the nominee of DTC. Unless and until it is exchanged for individual certificates evidencing debt securities under the limited circumstances described below, a global security may not be transferred except as a whole by the depositary to its nominee or by the nominee to the depositary, or by the depositary or its nominee to a successor depositary or to a nominee of the successor depositary.

   DTC has advised us that it is:

  .  a limited-purpose trust company organized under the New York Banking
     Law;

  .  a "banking organization" within the meaning of the New York Banking Law;

  .  a member of the Federal Reserve System;

  . a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  . a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

   DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among its participants of securities transactions, including transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, which eliminates the need for physical movement of securities certificates. "Direct participants" in DTC include securities brokers and dealers, including underwriters, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, which we sometimes refer to as "indirect participants," that clear transactions through or maintain a custodial relationship with a direct participant either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

   Purchases of debt securities within the DTC system must be made by or through direct participants, which will receive a credit for those debt securities on DTC's records. The ownership interest of the actual purchaser of a debt security, which we sometimes refer to as a "beneficial owner," is in turn recorded on the direct and indirect participants' records. Beneficial owners of debt securities will not receive written confirmation from DTC of their purchases. However, beneficial owners are expected to receive written confirmations providing details of their transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which they purchased debt securities. Transfers of ownership interests in global securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the global securities except under the limited circumstances described below.

   To facilitate subsequent transfers, all global securities deposited with DTC will be registered in the name of DTC's nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. will not change the beneficial ownership of the debt securities. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

   So long as the securities are in book-entry form, you will receive payments and may transfer debt securities only through the facilities of the Depositary and its direct and indirect participants. We will maintain an office or agency in the Borough of Manhattan, the City of New York, New York where notices and demands in respect of the securities and the indenture may be delivered to us and where certificated securities may be surrendered for payment, registration of transfer or exchange. That office or agency will initially be the office of the trustee, which is currently located at 100 Wall Street, Suite 1600, New York, New York 10005.

   Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any legal requirements in effect from time to time.

   Redemption notices will be sent to DTC or its nominee. If less than all of the debt securities of a particular series are being redeemed, DTC will determine the amount of the interest of each direct participant in the debt securities of such series to be redeemed in accordance with DTC's procedures.

   In any case where a vote may be required with respect to debt securities of a particular series, neither DTC nor Cede & Co. will give consents for or vote the global securities. Under its usual procedures, DTC will mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns the consenting or voting rights of Cede & Co. to those direct participants to whose accounts the debt securities of such series are credited on the record date identified in a listing attached to the omnibus proxy.

   So long as debt securities are in book-entry form, we will make payments on those debt securities to the depositary or its nominee, as the registered owner of such debt securities, by wire transfer of immediately available funds. If debt securities are issued in definitive certificated form under the limited circumstances described below we will have the option of paying interest by check mailed to the addresses of the persons entitled to payment or by wire transfer to bank accounts in the United States designated in writing to the trustee at least 15 days before the payment date by the persons entitled to payment.

   Principal and interest payments on the debt securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit direct participants' accounts on the relevant payment date unless DTC has reason to believe that it will not receive payment on the payment date. Payments by direct and indirect participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with debt securities held for the account of customers in bearer form or registered in "street name." Those payments will be the responsibility of participants and not of DTC or us, subject to any legal requirements in effect from time to time. Payment of principal and interest to Cede & Co. is our responsibility, disbursement of payments to direct participants is the responsibility of DTC and disbursement of payments to the beneficial owners is the responsibility of direct and indirect participants.

   Except under the limited circumstances described below, purchasers of debt securities will not be entitled to have debt securities registered in their names and will not receive physical delivery of debt securities. Accordingly, each beneficial owner must rely on the procedures of DTC and its participants to exercise any rights under the debt securities and the indenture.

   The laws of some jurisdictions may require that some purchasers of debt securities take physical delivery of debt securities in definitive form. Those laws may impair the ability to transfer or pledge beneficial interests in debt securities.

   DTC is under no obligation to provide its services as depositary for the debt securities and may discontinue providing its services at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its direct participants or indirect participants under the rules and procedures governing DTC.

   As noted above, beneficial owners of a particular series of debt securities generally will not receive certificates representing their ownership interests in those debt securities. However, if:

  . DTC notifies us that it is unwilling or unable to continue as a depositary for the global security or securities representing such series of debt securities or if DTC ceases to be a clearing agency registered under the Securities Exchange Act at a time when it is required to be registered and a successor depositary is not appointed within 90 days of the notification to us or of our becoming aware of DTC's ceasing to be so registered, as the case may be;

  . we determine, in our sole discretion, not to have the debt securities of such series represented by one or more global securities of such series; or

  . an event of default under the indenture has occurred and is continuing with respect to the debt securities,

we will prepare and deliver certificates for the debt securities of such series in exchange for beneficial interests in the global securities. Any beneficial interest in a global security that is exchangeable under the circumstances described in the preceding sentence will be exchangeable for securities in definitive certificated form registered in the names that the depositary directs. It is expected that these directions will be based upon directions received by the depositary from its participants with respect to ownership of beneficial interests in the global securities.

   We have obtained the information in this section and elsewhere in this prospectus concerning DTC and DTC's book-entry system from sources that are believed to be reliable, but we do not take responsibility for the accuracy of this information.

                          INDEPENDENT ACCOUNTANTS

   The consolidated financial statements as of December 31, 1999 and 1998 and for each of the three years in the period ended December 31, 1999 incorporated by reference in this prospectus have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                               LEGAL MATTERS

   Latham & Watkins, Los Angeles, California, will pass upon certain legal matters relating to the issuance and sale of the debt securities on behalf of us. Gary W. Kyle, Chief Corporate Counsel of Sempra Energy, our parent company, will pass upon the validity of the debt securities and various other legal matters relating to the issuance and sale of the debt securities. Brown & Wood LLP, San Francisco, California will act as counsel for the underwriters.

                             PLAN OF DISTRIBUTION

   We may sell the debt securities described in this prospectus from time to time in one or more transactions:

    (a) to purchasers directly;

    (b) to underwriters for public offering and sale by them;

    (c) through agents;

    (d) through dealers; or

    (e) through a combination of any of the foregoing methods of sale.

   We may distribute the debt securities from time to time in one or more transactions at:

    (a) a fixed price or prices, which may be changed;

    (b) market prices prevailing at the time of sale;

    (c) prices related to such prevailing market prices; or

    (d) negotiated prices.

 Direct Sales

   We may sell the debt securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the debt securities. A prospectus supplement will describe the terms of any sale of debt securities we are offering hereunder.

 To Underwriters

   The prospectus supplement will name any underwriter involved in a sale of debt securities. Underwriters may offer and sell securities at a fixed price or prices, which may be changed, or from time to time at market prices or at negotiated prices. Underwriters may be deemed to have received compensation from us from sales of debt securities in the form of underwriting discounts or commissions and may also receive commissions from purchasers of debt securities for whom they may act as agent.

   Underwriters may sell the debt securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions, which may be changed from time to time, from the purchasers for whom they may act as agent.

   Unless otherwise provided in a prospectus supplement, the obligations of any underwriters to purchase debt securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the debt securities of such series if they purchase any.

 Through Agents and Dealers

   We will name any agent involved in a sale of the debt securities, as well as any commissions payable by us to such agent, in a prospectus supplement. Unless we indicate differently in the prospectus supplement, any such agent will be acting on a reasonable efforts basis for the period of its appointment.

   If we utilize a dealer in the sale of the debt securities being offered pursuant to this prospectus, we will sell the debt securities to the dealer, as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale.

 Delayed Delivery Contracts

   If we so specify in the applicable prospectus supplement, we will authorize underwriters, dealers and agents to solicit offers by certain institutions to purchase debt securities pursuant to contracts providing for payment and delivery on future dates. Such contracts will be subject to only those conditions set forth in the applicable prospectus supplement.

   The underwriters, dealers and agents will not be responsible for the validity or performance of the contracts. We will set forth in the prospectus supplement relating to the contracts the price to be paid for the debt securities, the commissions payable for solicitation of the contracts and the date in the future for delivery of the securities.

 General Information

   Underwriters, dealers and agents participating in a sale of the debt securities may be deemed to be underwriters as defined in the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions, under the Securities Act. We may have agreements with underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act, and to reimburse them for certain expenses.

   Underwriters or agents and their associates may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

   Unless we indicate differently in a prospectus supplement, we will not list the debt securities on any securities exchange. The debt securities will be a new issue of securities with no established trading market. Any underwriters that purchase debt securities for public offering and sale may make a market in such debt securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of or the trading markets for any debt securities.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Securities and Exchange Commission registration fee................ $211,200
   Printing expenses..................................................  150,000
   Trustee fees and expenses..........................................   75,000
   Legal fees and expenses............................................  100,000
   Accounting fees and expenses.......................................  100,000
   Blue Sky fees and expenses.........................................   50,000
   Rating Agency fees.................................................  250,000
   Miscellaneous......................................................   33,800
                                                                       --------
     Total............................................................ $970,000
                                                                       ========

--------
All of the above except the Securities and Exchange Commission registration fee are estimated.

Item 15. Indemnification of Officers and Directors.

   Section 317 of the Corporations Code of the State of California permits a corporation to provide indemnification to its directors and officers under certain circumstances. The San Diego Gas & Electric Company Amended and Restated Articles of Incorporation and Restated Bylaws eliminate the liability of directors for monetary damages to the fullest extent permissible under California law and provide that indemnification for liability for monetary damages incurred by directors, officers and other agents of San Diego Gas & Electric Company shall be allowed, subject to certain limitations, in excess of the indemnification otherwise permissible under California law. In addition, San Diego Gas & Electric Company has indemnification agreements with each of its officers and directors that provide for indemnification for monetary damages to the fullest extent permissible under California law. San Diego Gas & Electric Company maintains liability insurance and is also insured against loss for which it may be required or permitted by law to indemnify its directors and officers for their related acts.

   The directors and officers of San Diego Gas & Electric Company are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities and against which they cannot be indemnified by San Diego Gas & Electric Company.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits.

 Exhibit
   No.                                 Description
 -------                               -----------
  *1.1   Form of Underwriting Agreement (Senior Debt Securities).

 **1.2   Form of Underwriting Agreement (First Mortgage Bonds).

   3.1   Amended and Restated Articles of Incorporation of San Diego Gas &
          Electric Company (Incorporated by reference from the Form 10-Q for the three months ended March 31, 1994 (Exhibit 3.1)).

   3.2   Restated Bylaws of San Diego Gas & Electric Company as of September 1,
          1998 (Incorporated by reference from the Form 10-K for the year ended
          December 31, 1998 (Exhibit 3.01)).

 Exhibit
   No.                                 Description
 -------                               -----------
   *4.1  Form of Indenture (Senior Debt Securities).

   *4.2  Form of Senior Debt Security (included in Exhibit 4.1).

    4.3 Mortgage and Deed of Trust dated as of July 1, 1940 (Incorporated by reference from the Registration Statement on Form A-2 File No. 2-4769 filed May 27, 1941 (Exhibit B-3)).

    4.4 Second Supplemental Indenture dated as of March 1, 1948 (Incorporated by reference from the Registration Statement on Form S-1 File No. 2-
          7418 filed March 9, 1948 (Exhibit B-5B)).

  **4.5  Ninth Supplemental Indenture dated as of August 1, 1968.

    4.6  Tenth Supplemental Indenture dated as of December 1, 1968
          (Incorporated by reference from the Registration Statement on Form S-
          1 File No. 2-36042 filed January 21, 1970 (Exhibit 2-K)).

    4.7  Sixteenth Supplemental Indenture dated as of August 28, 1975
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 33-34017 filed on March 28, 1990 (Exhibit 4.2)).

    4.8  Thirtieth Supplemental Indenture dated as of September 28, 1983
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 33-34017 filed on March 28, 1990 (Exhibit 4.3)).

    4.9  Form of First Mortgage Bond (included in Exhibit 4.3).

   *5.1  Opinion of Gary Kyle, Esq.

  *12.1 Statement regarding the computation of ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30, 1999 and September
          30, 2000.

  *23.1  Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

  *23.2  Independent Auditors' Consent (Deloitte & Touche LLP).

  *24.1  Power of Attorney.

  *25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture.

 **25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939 as amended, of U.S. Bank Trust National Association, as Trustee under the Mortgage and Deed of Trust.

--------

 * Previously filed.

** Filed herewith.

Item 17. Undertakings.

   The undersigned registrant hereby undertakes:

   (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

   (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (4) That, for purposes of determining any liability under the Securities Act, each filing of San Diego Gas & Electric Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (5) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Securities Act.

   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, as amended, San Diego Gas & Electric Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, and State of California, on the 27th day of February, 2001.

                                          SAN DIEGO GAS & ELECTRIC COMPANY

                                                  /s/ Edwin A. Guiles
                                          By __________________________________

                                                  Edwin A. Guiles

                                                        Chairman


                               POWER OF ATTORNEY


   Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities indicated on the 27th day of February, 2001.

             Signature                           Title
             ---------                           -----

                 *                   Principal Executive,
____________________________________  Accounting and Financial
           Debra L. Reed              Officer; President and
                                      Chief Financial Officer

                 *                   Director
____________________________________
           Hyla H. Bertea

                                     Director
____________________________________
            Ann L. Burr

                 *                   Director
____________________________________
         Herbert L. Carter

                 *                   Director
____________________________________
         Richard A. Collato

                 *                   Director
____________________________________
          Edwin A. Guiles

             Signature                           Title
             ---------                           -----

                 *                   Director
____________________________________
          Daniel W. Derbes

                 *                   Director
____________________________________
      Wilford D. Godbold, Jr.

                 *                   Director
____________________________________
          William D. Jones

                                     Director
____________________________________
          Ralph R. Ocampo

                 *                   Director
____________________________________
          William G. Ouchi

                 *                   Director
____________________________________
       Richard J. Stegemeier

                 *                   Director
____________________________________
         Thomas C. Stickel

                 *                   Director
____________________________________
          Diana L. Walker

   /s/ Edwin A. Guiles

*By: _____________________

     Edwin A. Guiles

     Attorney-in-Fact

                        SAN DIEGO GAS & ELECTRIC COMPANY
                       REGISTRATION STATEMENT ON FORM S-3

                                 EXHIBIT INDEX

 Exhibit
   No.                                 Description
 -------                               -----------
   *1.1  Form of Underwriting Agreement (Senior Debt Securities).

  **1.2  Form of Underwriting Agreement (First Mortgage Bonds).

    3.1  Amended and Restated Articles of Incorporation of San Diego Gas &
          Electric Company (Incorporated by reference from the Form 10-Q for the three months ended March 31, 1994 (Exhibit 3.1)).

    3.2  Restated Bylaws of San Diego Gas & Electric Company as of September 1,
          1998 (Incorporated by reference from the Form 10-K for the year ended
          December 31, 1998 (Exhibit 3.01)).

   *4.1  Form of Indenture (Senior Debt Securities).

   *4.2  Form of Senior Debt Security (included in Exhibit 4.1).

    4.3 Mortgage and Deed of Trust dated as of July 1, 1940 (Incorporated by reference from the Registration Statement on Form A-2 File No. 2-4769 filed May 27, 1941 (Exhibit B-3)).

    4.4 Second Supplemental Indenture dated as of March 1, 1948 (Incorporated by reference from the Registration Statement on Form S-1 File No. 2-
          7418 filed March 9, 1948 (Exhibit B-5B)).

  **4.5  Ninth Supplemental Indenture dated as of August 1, 1968.

    4.6  Tenth Supplemental Indenture dated as of December 1, 1968
          (Incorporated by reference from the Registration Statement on Form S-
          7 File No. 2-36042 filed January 21, 1970 (Exhibit 2-K)).

    4.7  Sixteenth Supplemental Indenture dated as of August 28, 1975
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 33-34017 filed on March 28, 1990 (Exhibit 4.2)).

    4.8  Thirtieth Supplemental Indenture dated as of September 28, 1983
          (Incorporated by reference from the Registration Statement on Form S-
          3 File No. 33-34017 filed on March 28, 1990 (Exhibit 4.3)).

    4.9  Form of First Mortgage Bond (included in Exhibit 4.3).

   *5.1  Opinion of Gary Kyle, Esq.

  *12.1 Statement regarding the computation of ratio of earnings to fixed charges for the years ended December 31, 1999, 1998, 1997, 1996 and 1995 and nine-month periods ended September 30, 1999 and September
          30, 2000.

  *23.1  Consent of Gary Kyle, Esq. (included in Exhibit 5.1).

  *23.2  Independent Auditors' Consent (Deloitte & Touche LLP).

  *24.1  Power of Attorney.

  *25.1  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939, as amended, of U.S. Bank Trust National Association, as Trustee under the Indenture.

 **25.2  Statement of Eligibility on Form T-1 under the Trust Indenture Act of
          1939 as amended, of U.S. Bank Trust National Association, as Trustee under the Mortgage and Deed of Trust.

--------

*  Previously filed.

** Filed herewith.